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                                                                    EXHIBIT 10.5



     PAYMENT OF THE PRINCIPAL AND INTEREST OF THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT IN FAVOR OF SMARTALK PARTNERS, LLC


                          SUBORDINATED PROMISSORY NOTE


$2,000,000.00       Los Angeles, California        January 1, 1996



     FOR VALUE RECEIVED, the undersigned, SmarTalk Teleservices, Inc. ("SmarTalk"), hereby unconditionally promises to pay to Lorsch Creative Network, Inc. ("LCN"), or order, at 3188 Kings Court, Los Angeles, California 90007, or at such other place as LCN may designate in writing, the principal sum of Two Million Dollars ($2,000,000), in lawful money of the United States of America, together with interest on the unpaid principal balance from time to time outstanding from the date hereof at the rate of 7% per annum. Interest only shall be due and payable in arrears on the last day of each calendar month, commencing January 31, 1996 until and including July 31, 1996. Commencing August 31, 1996 SmarTalk shall make a payment of $35,000 on the last day of each month until all principal and accrued interest is paid in full, provided, however, that on or before June 30, 2000 (the "Maturity Date") the entire unpaid principal balance hereunder, together with any accrued but unpaid interest thereon, shall be due and payable in full. All payments shall be credited first to accrued interest and the balance to reduce principal.

     This Note has been executed and delivered pursuant to that certain Agreement between SmarTalk and LCN dated December 28, 1995 (the "Purchase Agreement").

     SmarTalk may, at any time or from time to time, prepay principal on this Note, in whole or in part, without penalty or bonus. Each payment shall be credited first to late charges, fees or other sums to be paid by SmarTalk to LCN; second to accrued and unpaid interest; and third, to principal. Interest shall cease on principal so credited.

     If SmarTalk fails to pay any installment of interest or principal on this Note when due, LCN shall have the right, without
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further notice or demand, to declare the entire balance of this Note, including interest, immediately due and payable.

     No waiver by LCN of any of its rights or remedies under this Note or under any other document evidencing this Note or otherwise shall be a waiver of any other right or remedy of LCN; no delay or omission in the exercise or enforcement by LCN of any right or remedy shall be construed as a waiver of any right or remedy of LCN; and no exercise or enforcement of any such right or remedy shall be held to exhaust any right or remedy of LCN.

     SmarTalk waives presentment for payment, demand, notice of non-payment and protest.

     This Note is being executed and delivered, and is intended to be performed, in the State of California. Any controversy or claim arising out of or relating to this Note, or the making, performance, breach or interpretation of it, including tort claims, shall be adjudicated in the courts located in Los Angeles County, California, which shall be the exclusive venue and jurisdiction for all claims arising out of or related to this Note.

     If any suit or other proceeding is brought to enforce this Note, or to collect all or any portion of it, including interest, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, or if the holder of this Note sues to protect, preserve or enforce its rights or position, the prevailing party shall recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     Maker shall have no right of set-off with respect to this Note.


                              "SMARTALK"

                              SMARTALK TELESERVICES, INC., a
                              California corporation

                              By:/s/ Robert Lorsch
                                 ---------------------------
                                 Robert Lorsch, President

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